Exhibit 10.2

DIGIMARC LLC
LTIP UNIT AWARD AGREEMENT

This LTIP UNIT AWARD AGREEMENT (this “Award Agreement”), dated as of [•] (the “Grant Date”), is entered into by and between Digimarc LLC, an Oregon limited liability company (the “Company”), and Riley McCormack (“Grantee” and, together with the Company, collectively, the “Parties,” and each, a “Party”). Capitalized terms used in this Award Agreement but not defined have the meanings given to them in the Amended and Restated Limited Liability Company Operating Agreement, dated as of [•], as the same may be amended from time to time (the “LLC Agreement”)

WHEREAS, Grantee provides services to or for the benefit of the Company;

WHEREAS, effective as of the Grant Date, the Company is issuing to the Grantee the number of LTIP Units set forth below, subject to and in accordance with the terms and conditions of this Award Agreement, LLC Agreement, and the Digimarc Corporation 2018 Incentive Plan (“Plan”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Award Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.            Grant of LTIP Units. The Company hereby issues to Grantee an award of [•] LTIP Units, subject to the terms and conditions of this Award Agreement, the LLC Agreement, and the Plan.

2.            Definitions. For purposes of this Award Agreement, the following terms have the following meanings:

(a)         “Annual Recurring Revenue” is a company performance metric calculated as the aggregation of annualized subscription fees from all of DMRC’s commercial contracts as of the measurement date, as reported in DMRC’s audited financial statements.

(b)          “Change of Control Event” has the meaning set forth in the Plan as of the Grant Date.

(c)          “Committee” means the Compensation and Talent Management Committee of the Board.

(d)          “Disability” has the meaning set forth in the Executive Retention Agreement.

(e)          “Executive Retention Agreement” means that certain Executive Retention Agreement by and between Grantee and Old DMRC, dated as of December 20, 2024.

(f)           “Performance Period” means the period from December 1, 2025, through and including December 31, 2029.

(g)          “Qualifying Change of Control Termination” has the meaning set forth in the Executive Retention Agreement.

(h)       “Stock Price” as of any date equals the 20-consecutive-trading-day average closing price per share of the DMRC Shares through and including such date, as reported by The NASDAQ Stock Market LLC, as measured daily during the Performance Period; provided, however, that if the per-share price ascribed to the DMRC Shares in connection with a Change of Control Event occurring during the Performance Period equals or exceeds any of the thresholds in Section 3(b) below, then such Stock Price threshold will be deemed achieved as of immediately prior to the consummation of such Change of Control Event without regard to the preceding 20-consecutive-trading-day average closing price of the DMRC Shares; and provided further, that if the per-share price ascribed to the DMRC Shares in connection with a Change of Control Event occurring during the Performance Period falls between any two of the Stock Price thresholds in Section 3(b) below, then the vesting tranche associated with the higher of the two Stock Price thresholds will vest, on a prorated basis based on linear interpolation between such two Stock Price thresholds, as of immediately prior to the consummation of such Change of Control Event without regard to the preceding 20-consecutive-trading-day average closing price of the DMRC Shares. For example, upon a Change of Control Event resulting in a per-share price of $25.00 following the satisfaction of the $20.00 Stock Price threshold but prior to the satisfaction of the $30.00 Stock Price threshold, an incremental 15% of the PVUs will vest, such that a total of 35% of the PVUs will have vested as of such Change of Control Event.

(i)           “Store Milestone” is a performance metric calculated as of June 30, 2026, where a minimum of 1,300 retail store locations are running firmware on their front-of-store scanners interoperable with the Company’s secure gift card solution.

(j)           “Termination of Service” means the complete cessation of Grantee’s employment or service with the Company, DMRC, and their affiliates (including Board service) for any reason.

3.            Vesting.

(a)          Time-Vested LTIP Units. [•] LTIP Units (the “TVUs”) will vest in twelve equal quarterly installments of [•] LTIP Units on each consecutive calendar quarter-end beginning on December 31, 2025 (with vesting upon issuance retroactive to such date), in each case subject to Grantee’s continuous service with the Company through the applicable vesting date; provided, however, that one hundred percent of the TVUs will vest in full as of immediately prior to the consummation of a Change of Control Event through which Grantee remains in continuous service with the Company.

(b)        Performance-Vested LTIP Units. The LTIP Units that are not TVUs (e.g., [•] LTIP Units) (the “PVUs”) will vest based on the achievement of certain Stock Price thresholds during the Performance Period, in each case subject to Grantee’s continuous service through the achievement of such Stock Price threshold, as follows:

(i)    20% of the PVUs will vest when the Stock Price first equals or exceeds $20.00.

(ii)    30% of the PVUs will vest when the Stock Price first equals or exceeds $30.00, such that 50% of the PVUs will then be vested.

(iii)    30% of the PVUs will vest when the Stock Price first equals or exceeds $42.50, such that 80% of the PVUs will then be vested.

(iv)    20% of the PVUs will vest when the Stock Price first equals or exceeds $55.00, such that 100% of the PVUs will then be vested.

The foregoing percentages are incremental, such that if two or more Stock Price thresholds are achieved as of the same date, all tranches satisfying their respective Stock Price thresholds on such date will vest.

(c)          Additional PVU Vesting Terms.

(i)    To the extent that any Stock Price threshold was achieved during the Performance Period prior to the Grant Date, the PVUs associated with such Stock Price threshold will be fully vested at issuance.

(ii)    Once a Stock Price threshold is satisfied, vested PVUs will remain vested regardless of whether the Stock Price threshold remains satisfied thereafter.

(iii)    To the extent that one or more Stock Price thresholds are not achieved during the Performance Period, the PVUs corresponding to such Stock Price threshold(s) will be forfeited by Grantee as of the last day of the Performance Period.

(iv)    Any PVUs that do not vest in connection with a Change of Control Event will remain outstanding and eligible to vest following such Change of Control Event during the remainder of the Performance Period.

4.            Termination of Service.

(a)          Termination due to Death, Disability, or Qualifying Change of Control Transaction. Upon Grantee’s Termination of Service due to Grantee’s death, Disability, or Qualifying Change of Control Termination, all unvested TVUs will automatically vest, and all unvested PVUs will automatically vest regardless of whether the Stock Price thresholds have been achieved as of such termination.

(b)          All Other Terminations. Exhibit A hereto describes the treatment of the LTIP Units upon Grantee’s Termination of Service for any reason other than those described in Section 4(a) above.

(c)          Continuing Rights Under the LLC Agreement. Following any Termination of Service, Grantee will remain entitled to all rights applicable to the vested LTIP Units (after taking into account those LTIP Units that vest pursuant to Section 4(a) or 4(b) above) under the LLC Agreement, including the right to conversion of LTIP Units into Common Units upon achieving Common Unit Parity and the right to exchange vested Common Units for DMRC Shares.

5.          Effect of Forfeiture. Following the forfeiture of any LTIP Units, neither Grantee nor his transferees, heirs, successors, or assigns will have any right, title, or interest whatsoever in such forfeited LTIP Units. Grantee will receive no payment from the Company or DMRC in connection with the forfeiture of any LTIP Units, including any distribution or payment in respect of Grantee’s Capital Account, if any, relating to the forfeited LTIP Units.

6.            No Obligation to Register. The Company is under no obligation to register the LTIP Units pursuant to the Securities Act of 1933 (the “Securities Act”) or any other federal or state securities laws.

7.            Restrictions on Transfer. The LTIP Units are subject to restrictions on transfer as set forth in the LLC Agreement, as applicable.

8.           Investment Representations. Grantee represents and warrants to the Company that Grantee is acquiring the LTIP Units for Grantee’s own account and not with a view to or for sale in connection with any distribution of the LTIP Units or, as applicable, the Common Units. Grantee acknowledges that the LTIP Units (A) have not been and will not be registered under the Securities Act or any other applicable law of the United States and (B) have not been approved, disapproved, or recommended by any U.S. federal, state, or other securities commission or regulatory authority.

9.            Profits Interests; Section 83(b) Election; Tax Withholding.

(a)         The LTIP Units issued hereunder are intended to constitute “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law), and this Award Agreement should be interpreted to give effect to such intent.

(b)         Grantee is required to make an election under Section 83(b) of the Code with respect to the LTIP Units issued hereunder within 30 days following the Grant Date. Grantee must complete the documentation set forth on Exhibit B hereto and must timely take all actions described therein in order to make such election (including providing a copy of each such election form to the Company).

(c)          The Company is authorized to withhold from payments and distributions, or with respect to allocations to Grantee, all amounts required to be withheld under applicable law. All amounts withheld with respect to the LTIP Units will be treated as if such amounts were distributed to Grantee under the LLC Agreement. The Company will not be liable under this Award Agreement or the LLC Agreement for any over-withholding in respect of Grantee, and, in the event of any such over-withholding, Grantee’s sole recourse will be as provided under applicable law.

(d)      GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE. BY SIGNING THIS AWARD AGREEMENT, GRANTEE REPRESENTS THAT GRANTEE HAS REVIEWED WITH GRANTEE’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT AND THAT GRANTEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. GRANTEE UNDERSTANDS AND AGREES THAT GRANTEE (AND NOT THE COMPANY) BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT.

10.          Failure to Enforce Not a Waiver. The Company’s failure to enforce any provision of this Award Agreement may in no way be construed to be a waiver of such provision or of any other provision of this Award Agreement.

11.          Governing Law. This Award Agreement is governed by, and should be construed according to, the laws of the State of Oregon without regard to its principles of conflict of laws.

12.         Changes in Capital Structure. Without limiting Section 15.1 of the Plan, in the event of any stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in DMRC’s corporate or capital structure or other change in corporate structure affecting the DMRC Shares or the Common Units, the Stock Price thresholds will be equitably adjusted to prevent the enlargement or dilution in Grantee’s rights hereunder and to preserve the intended economic incentives set forth herein.

13.         Section 409A. The issuance of the LTIP Units is intended to be a grant of a profits interest rather than a deferral of compensation pursuant to Section 409A of the Code, and this Award Agreement and the issuance of the LTIP Units hereunder are to be construed and interpreted in accordance with such intent. Any action required by either of the Parties pursuant to this Award Agreement will be performed in such a manner that the LTIP Units do not become subject to the provisions of Section 409A of the Code.

14.          Survival of Terms. This Award Agreement shall apply to and bind Grantee and the Company and their respective permitted assignees, transferees, heirs, legatees, executors, administrators, and legal successors.

15.          Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together will be deemed one and the same instrument.

16.         Agreement Not a Contract for Services. Neither the granting of the LTIP Units, nor this Award Agreement, constitutes or evidences any agreement or understanding, express or implied, that Grantee has a right to continue to provide services as an officer, director, employee, consultant, or advisor of the Company, DMRC, or any Affiliate for any period of time or at any specific rate of compensation.

17.       Authority of the Committee. The Committee has full authority to interpret and construe the terms of, and to administer, this Award Agreement, which determination as to any such matter of interpretation or construction shall be final, binding, and conclusive, in each case as an award granted under the Plan.

18.        Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding will not affect the validity of the remainder of this Award Agreement, the balance of which will continue to be binding upon the Parties with any such modification to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement is for any reason held to be excessively broad as to scope, activity, subject, or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision, such provision or provisions should be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it then appears, and such determination by such judicial body should not affect the enforceability of such provisions or provisions in any other jurisdiction.

19.         Acceptance. Grantee hereby acknowledges receipt of a copy of the LLC Agreement, this Award Agreement, and the Plan. Grantee has read and understands the terms and provisions of the LLC Agreement, this Award Agreement, and the Plan and accepts the LTIP Units subject to all the terms and conditions of the LLC Agreement, this Award Agreement, and the Plan.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Award Agreement on the date first written above.

DIGIMARC LLC

By:
Name:
Title:

GRANTEE:

Riley McCormack

[Signature Page to LTIP Unit Award Agreement]

EXHIBIT A

●	Upon a Termination of Service by the Company for Cause or by Grantee without Good Reason, all then-unvested LTIP Units will be forfeited.

●	Upon a Termination of Service by the Company without Cause or by Grantee with Good Reason, in either case prior to June 30, 2026:
o	100% of the TVUs will become vested upon termination.
o	100% of the PVUs will become vested upon termination regardless of whether the Stock Price thresholds have been achieved as of such termination.

●	Upon a Termination of Service by the Company without Cause or by Grantee with Good Reason, in either case from August 1, 2026, through December 31, 2026:
o	100% of the TVUs will become vested upon termination.
o	100% of the PVUs will become vested upon termination regardless of whether the Stock Price thresholds have been achieved as of such termination.

●	Upon a Termination of Service by the Company without Cause or by Grantee with Good Reason, in either case from July 1, 2026, through July 31, 2026, and the Store Milestone has been met:
o	100% of the TVUs will become vested upon termination.
o	100% of the PVUs will become vested upon termination regardless of whether the Stock Price thresholds have been achieved as of such termination.

●	Upon a Termination of Service by the Company without Cause or by Grantee with Good Reason, in either case from July 1, 2026, through July 31, 2026, and the Store Milestone has not been met:
o	100% of the TVUs will become vested upon termination.
o	38.5% of each vesting tranche of the then-unvested PVUs will become vested upon termination regardless of whether the Stock Price thresholds have been achieved as of such termination.
o

All remaining then-unvested PVUs will remain eligible to vest until 25 days following DMRC’s release of its earnings for Q4 2027 (the “Vesting Deadline”), at which point any then-unvested PVUs will be forfeited, unless the Committee requests that Grantee continue to provide services to DMRC, including but not limited to services as a member of the Board. If Grantee continues to provide such services at the Board’s request, Grantee will be deemed to remain in continuous service, and the unvested PVUs will remain eligible to vest, and will not be forfeited, until (i) the cessation of the ongoing services or (ii) the Vesting Deadline, whichever is later.

●

Upon a Termination of Service by the Company without Cause or by Grantee with Good Reason, in either case from January 1, 2027, through January 31, 2027, and DMRC generates less than $25 million in Annual Recurring Revenue as of December 31, 2026:

o	100% of the TVUs will become vested upon termination.
o

All then-unvested PVUs will continue to vest until the Vesting Deadline, at which point any then-unvested PVUs will be forfeited, unless the Board requests that Grantee continue to provide services to DMRC, including but not limited to services as a member of the Board. If Grantee continues to provide such services at the Board’s request, Grantee will be deemed to remain in continuous service, and the unvested PVUs will remain eligible to vest, and will not be forfeited, until (i) the cessation of the ongoing services or (ii) the Vesting Deadline, whichever is later.

●

If (x) a Termination of Service by the Company without Cause or by Grantee with Good Reason occurs, in either case in 2027, and DMRC generates at least $25 million in Annual Recurring Revenue as of December 31, 2026, or (y) the Termination of Service without Cause or for Good Reason occurs between February 1, 2027, and December 31, 2027, and DMRC generates less than $25 million in Annual Recurring Revenue as of December 31, 2026:

o	100% of the TVUs will become vested upon termination.
o	50% of each vesting tranche of the then-unvested PVUs will become vested upon termination regardless of whether the Stock Price thresholds have been achieved as of such termination.
o

All remaining then-unvested PVUs will remain eligible to vest until the Vesting Deadline, at which point any then-unvested PVUs will be forfeited, unless Grantee continues to provide services to DMRC, including but not limited to services as a member of the Board. If Grantee continues to provide such services, Grantee will be deemed to remain in continuous service, and the unvested PVUs will remain eligible to vest pursuant to the vesting terms set forth in the Award Agreement.

●	Upon a Termination of Service by the Company without Cause or by Grantee with Good Reason, in either case on or after January 1, 2028:
o	100% of the TVUs will become vested upon termination.
o

All then-unvested PVUs will be forfeited, unless Grantee continues to provide services to DMRC, including but not limited to services as a member of the Board. If Grantee continues to provide such services, Grantee will be deemed to remain in continuous service, and the unvested PVUs will remain eligible to vest pursuant to the vesting terms set forth in the Award Agreement.

EXHIBIT C

SECTION 83(b) ELECTION MATERIALS

FORM OF SECTION 83(b) ELECTION

INSTRUCTIONS

DIGIMARC LLC

To make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with your receipt, for tax purposes, of LTIP Units of DIGIMARC LLC (the “Company”), you should complete and sign three copies of the enclosed Section 83(b) Election form and mail two of the copies as indicated no later than 30 days after the Grant Date (as defined below).

1.

You should mail one copy of the Section 83(b) Election to the Internal Revenue Service, by certified mail (return receipt requested), using the attached letter to the Internal Revenue Service, which you must date and sign (also fill in your social security number).

2.	You should deliver one copy of the Section 83(b) Election to the Company, using the attached letter, which you must date and sign.

3	You should retain one copy of the Section 83(b) Election and maintain records relating to your acquisition of the LTIP Units for as long as they may be needed for federal income tax purposes.

ELECTION FORM

ELECTION TO INCLUDE LTIP UNITS IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned received LTIP Units (the “LTIP Units”) of Digimarc LLC (the “Company”), on [•] (the “Grant Date”), in connection with the performance of services to the Company.

The undersigned desires to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (“Section 83(b)”), with respect to the LTIP Units acquired on the Grant Date.

Therefore, pursuant to Section 83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the LTIP Units (described more fully in Paragraph 2 below).

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name: ________________________________

Address: _______________________________

_______________________________

Social Security No.: ______________________

2.

A description of the property with respect to which the election is being made: [•] LTIP units in the Company, which are intended to constitute profits interests in the Company for federal tax purposes.

3.	The date on which the property was transferred: _________________ (the Grant Date). The taxable year for which the election is made: ___________.

4.

The restrictions to which the property is subject: The LTIP Units are subject to a time-based and performance-based vesting schedule. If the undersigned ceases to provide services to or for the benefit of the Company (including by providing services to certain of its affiliates) under certain circumstances or breaches certain obligations, or if certain performance goals are not achieved, then all or a portion of the LTIP Units may be subject to forfeiture.

5.	The aggregate fair market value on the Grant Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0

6.	The aggregate amount paid for such property: $0

7.	A copy of this election has been furnished to the Company pursuant to Treasury Regulation §1.83-2(d).

The undersigned has submitted a copy of this statement to the person for whom the services are performed in connection with the undersigned’s receipt of the above-described property. The taxpayer is the person performing the services in connection with the transfer of said property.

Signature:

Print Name:

Date:

[DATE]

Internal Revenue Service Center

[Insert Address]

Re:	Section 83(b) Election

SSN: __________________

Dear Sir or Madam:

Pursuant to Treasury Regulations Section 1.83-2(c) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find an election under Section 83(b) of the Code.

Sincerely,

Print Name:

Enclosure

[DATE]

Digimarc LLC

Re:	Section 83(b) Election

Dear Sir:

Pursuant to Treasury Regulations Section 1.83-2(d) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find a copy of an election under Section 83(b) of the Code.

Sincerely,

Print Name:

Enclosure